Exhibit 99.2

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

C-Chip Update from Stephane Solis, President and CEO

C-Chip Foresees Significant Growth Through Acquisitions in the Risk Management Industry

MONTREAL - (BUSINESS WIRE) - February 16, 2005 - C-Chip Technologies Corporation (OTCBB: CCHI) (Frankfurt: CCP-WKN: 255471).

From the outset, our company's mission has centered on developing risk management solutions. This has included the development of cutting edge anti-theft systems for the automotive and power sport vehicle markets, as well as web-based asset tracking and Credit Management systems which give credit granters the ability to monitor and control their leased or financed assets.

With the acquisition of Canadian Security Agency in 2003, C-Chip made its first foray into the security service industry. Although relatively small, CSA has built a solid reputation for the quality of its services in both the private and public sectors. The addition of CSA has given the Company instant access to an established clientele and potential cross-marketing opportunities.

The "New C-Chip": Broadening the Mission

Since 9/11 and its aftermath, world events have reinforced our opinion that the Security industry, and the broader Risk Management industry, offer significant opportunity for growth. Our goal is to quickly attain a leading position within this industry, through both internal growth and acquisitions. Whether it is to protect and track assets, monitor personnel and visitors, perform background verifications, or seek protection for personnel in high risk situations, all aspects of Risk Management are being increasingly pursued by businesses.

Security has become fundamental to our economy. The lack of security measures to reduce losses from crime has significant social and economic consequences. According to the Security Industry Association, the annual U.S. security industry accounts for over $100 billion in revenue. While large corporations serve a portion of the market, the vast majority of security related services are provided by thousands of small entities, all offering a range of limited services. Our management believes there are significant opportunities for consolidation within the Risk Management service industry.

As a Risk Management company, in addition to our present product offering in the security and credit management fields, our goal is to help clients reduce their risk-exposure, help them capitalize on the right opportunities by providing them added knowledge, and by offering increased protection for their premises, employees and assets.

Our Company's goal is to be recognized as a leading provider of Risk Management services and solutions, enabling corporations and institutions to gain knowledge, lower risks, improve customer service and increase profits. By developing and leveraging potential synergies between business entities in the same field, we expect to maximize our revenues, profits and hence, shareholder value.

C-Chip Technologies Corporation

Our Model

Our growth model is simple; in the Risk Management industry, consolidation through an aggressive acquisition policy presents an excellent growth opportunity There are substantial hedging opportunities in buying privately-held companies in the security industry, as there is a clear discrepancy between the value assigned to publicly traded companies in that sector and what they can be purchased for on a private basis. In seeking to maximize shareholder value, we intend to make the most of this discrepancy.

Over the last few months we have had serious discussions with well established companies that would be available for acquisition, provided the right cash component and the potential for capital appreciation through participation in a growing, and liquid, public entity. The companies with whom we have negotiations are all profitable and, at acquisition prices ranging from about 4X to 6X EBITDA, are available at multiples significantly below what public entities in the sector are trading at.

Our recent acquisition of Markus 360, a risk management software solution, was the first step of the acquisition program we have set out to accomplish in the coming year. There are more to come. Over the next few weeks and months, we will let our shareholders know the details of each acquisition as they happen.

Contacts:
Stephane Solis, President & CEO
C-Chip Technologies Corporation
514-337-2447
ssolis@c-chip.com

About C-Chip Technologies Corporation
 C-Chip Technologies Corporation operates in the risk management industry. On the technology side, we are positioned in an emerging and rapidly growing industry that is about interconnecting machines with IT infrastructures and mobile assets. We integrate wireless communications, on-line transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control, manage and monitor remote assets at low costs. Through a wholly-owned subsidiary, Canadian Security Agency (2004) Inc., we also provide corporations and institutions security services including corporate investigation, surveillance, electronic monitoring and protection of personnel and premises. The Company's goal is to be recognized as a leading provider of security services, credit and asset management solutions used by corporations, financial institutions, insurance companies, car rental companies and urban fleet managers in the field of risk management.

About the C-ChipTM Technology
The C-ChipTM technology is wireless, web-based set of communication tools that offers business users remote access, control, and monitoring of a wide range of assets, including vehicles, office equipment and industrial machinery. It allows selective enabling, disabling and any other commands at will, from anywhere to practically anywhere in North America using the Internet. Applications for the C-ChipTM technology offer significant opportunities within the security industry, particularly as anti-theft, credit and asset management solutions. Detailed information on the technology and its applications is available on our web site at www.c-chip.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.